                                                                    EXHIBIT 10.3

                                                                    CONFIDENTIAL

                        SEPARATION AGREEMENT AND RELEASE

         This Separation Agreement and Release (the "Agreement") is made as of February 25, 2003 by and between INSIGHT ENTERPRISES, INC., a Delaware corporation (together with its subsidiaries, the "Company"), and MICHAEL V. WISE (the "Employee").

                                    RECITALS

         WHEREAS, Employee has been employed by the Company pursuant to an Employment Agreement with the Company's subsidiary, Comark, Inc., dated as of
April 25, 2002 (the "Employment Agreement"); and

         WHEREAS, on or about October 23, 2002, the Company provided Employee with notice of termination of the Employment Agreement, which termination is to be effective on or about January 21, 2003; and

         WHEREAS, there is dispute regarding the amounts payable by the Company to Employee pursuant to the Company's termination of the Employment Agreement; and

         WHEREAS, the Company, on the one hand, and Employee, on the other hand, have mutually agreed to terms for the termination of the employment relationship.

                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, on the one hand, and Employee on the other hand (individually referred to as a "Party" and collectively referred to as the "Parties") hereby agree as follows:

         1. Termination. Employee's positions as an officer and employee of the Company are hereby terminated, such termination to be effective as of January 23, 2003 (the "Separation Date").

         2.       Consideration.

                           (a)      Payment.

                                    (i)      Immediately after this Agreement
has been signed by both parties, the Company shall pay to Employee:

                                             (1) $300,000 in Base Salary
severance compensation pursuant to Section 6B(b) of the Employment Agreement;
and

                                             (2) $1,029 for his accrued vacation
through the Separation Date, pursuant to the Company's standard policy and practice of paying full accrued vacation to terminated employees; and

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                                                                    CONFIDENTIAL

                                             (3) $147,252 in incentive
compensation severance pay pursuant to Section 6B(c) of the Employment Agreement, for a gross payment to Employee upon full execution of this Agreement of $448,281.

                                    (ii)     On the Effective Date (see Section
21 of this Agreement), the Company agrees to pay Employee:

                                             (1) $88,648 for his incentive bonus
for the fourth calendar quarter of 2002 due pursuant to Section 3(b)(1) of the Employment Agreement; and

                                             (2) An additional $157,748 in
exchange for the release and the obligations made herein by Employee, for a gross payment to Employee on the Effective Date of $246,396, resulting in an aggregate gross payment to Employee pursuant to this Agreement of $694,677.
Such payment shall be made through the Company's payroll process and will be subject to any withholdings required by law. All amounts are in U.S. Dollars. Employee and the Company agree that Employee earned no incentive bonus pursuant to Section 3(b)(1) of the Employment Agreement for the third calendar quarter of 2002. Except as otherwise provided herein, Employee shall have no duty to mitigate damages in order to receive the consideration described by this subsection, and the consideration shall not be reduced or offset by other income, payments or profits received by Employee from any source.

                           (b) COBRA/Benefits. Employee and each eligible dependent who constitutes a qualified beneficiary, as defined in
         Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended, will be eligible to continue benefits coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA.

                           (c) Vesting of Stock Options. On April 25, 2002, Employee received a grant of stock options (the "Options") for the purchase of 100,000 shares of the Company's Common Stock at a strike price of $21.03 per share. Pursuant to Section 6B(d) of the Employment Agreement, the Options automatically vested on the Separation Date, and Employee was eligible to exercise the Options for the following seven trading days. Pursuant to the terms of the Options, because Employee did not exercise any Options within the seven trading days following the Separation Date, the Options automatically lapsed.

         3. Confidential Information. Notwithstanding any provision in this Agreement to the contrary, the confidentiality obligations provided in
Section 9 of the Employment Agreement shall continue in full force and effect. Employee agrees that he has delivered to the Company (and has not kept in his possession, recreated or delivered to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by him pursuant to his employment with the Company or otherwise belonging to the Company, its successors or assigns.

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                                                                    CONFIDENTIAL

         4. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions, stock options, and any and all other benefits due to Employee through the Separation Date, except as otherwise provided for in this Agreement. Without limiting the foregoing, Employee acknowledges and agrees that he holds an aggregate of 46,140 shares of the Company's Common Stock and except as noted herein has no further option, warrant, or similar right to acquire any additional shares of the Company's capital stock. Employee shall have 90 days from the Effective Date of this Agreement to submit his final request for reimbursement of business expenses, subject to proper backup documentation and not to exceed a total of $5,000. Except for the benefits identified herein, Employee shall not be entitled to accrual of any other employee benefits, including vacation benefits.

         5. No Reinstatement or Reemployment. Employee agrees that the Company may refuse to employ or reemploy Employee, and that doing so shall not give rise to any claim or cause of action of any nature whatsoever, nor may any suit be brought by Employee against Company or its agents arising out of any such refusal to reemploy.

         6. Release of Claims. The Parties, on their own behalf, and on behalf of their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns, from, and agree not to sue each other concerning, any claim described in paragraph (a), (b) or (c) below, whether presently known or unknown, suspected or unsuspected, that either party may possess arising from any omissions, acts or facts that have occurred up to, until and including the Effective Date.

                           (a) Any and all claims relating to or arising from the Employment Agreement, Employee's employment relationship with the Company or the termination of that relationship, including any and all claims for violation of any federal, state or municipal statute, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, and the Older Workers Benefit Protection Act.

                           (b) Any and all claims to the effect that Employee purchased or otherwise received or held shares of stock of the Company at the request, inducement or insistence of the Company or any officer, director, employee or agent thereof, or as a result of influence of the Company (or any officer, director, employee or agent thereof) over Employee or that Employee would not, but for such request, inducement, insistence or influence, have purchased, accepted or held such shares of stock of the Company.

                           (c) Any and all claims to the effect that the Company or any officer, director, employee or agent thereof made any promise or offer of payment or assistance to Employee in connection with any tax obligation arising from or relating to Employee's acquisition of the Company's stock, or relating to Employee's decision not to collar or

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                                                                    CONFIDENTIAL

         hedge his stock or any representation with respect to the market price at any time of the Company's stock.

         The Parties agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to (i) any obligations incurred under this Agreement; (ii) any rights which Employee may have under any of the Company's employee benefit plans; (iii) any claims Employee may have for indemnification by the Company pursuant to the Company's by-laws or charter, any indemnification agreement with the Company or otherwise; (iv) any claims Employee may have for coverage under any applicable Company insurance policy, including that providing coverage for the actions of Company directors and officers and (v) any rights that a shareholder of the Company would have in the absence of any employment, contractual or other interaction or relationship with the Company.

         7. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has consulted with an attorney with respect to this Agreement and that he has been advised by this writing that (i) he has at least 21 days from the date he receives this Agreement within which to consider this Agreement; (ii) he has at least seven days following the execution of this Agreement by the Parties to revoke the Agreement; and (iii) with the exception of the payment obligations provided in subsection 2(a)(i), which obligations are effective upon full execution of this Agreement, this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered by certified mail, overnight delivery, or otherwise with return receipt, to P. Robert Moya, Esq. at the Company by the close of business on the seventh day from the date that Employee signed this Agreement. Employee understands that, although Employee has 21 days to consider the Agreement, Employee may accept the terms of the Agreement at any time within those 21 days, and such acceptance shall be deemed effective upon execution and delivery hereof by Employee.

         8. Other Claims/Known or Unknown. The Parties represent that they are not aware of any claims against each other except for those claims that are released by this Agreement. Moreover, the Parties agree and represent that it is within their contemplation that they may have claims against each other of which, at the time of the execution of this Agreement, they have no knowledge or suspicion, but that this Agreement extends to claims in any way based upon, connected with or related to the matters described in paragraphs 6 and 7, whether or not known, claimed or suspected by the Parties.

         9. Confidentiality of Agreement. The Parties agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"), subject to obligations under applicable law or listing agreements with The Nasdaq Stock Market or other stock markets or exchanges. Employee agrees to take every reasonable

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                                                                    CONFIDENTIAL

precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. Employee agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Settlement Information.

         10. Continued Effect of Employment Agreement Covenants. Notwithstanding any provision in this Agreement to the contrary, the restrictive covenants provided in Section 10 of the Employment Agreement shall continue in full force and effect (i) in the case of the Covenant Not to Compete provided in
Section 10(a) of the Employment Agreement, for six months after the Separation Date; and (ii) in the case of the Non-Solicitation covenants provided in Section 10(b) of the Employment Agreement, for one year after the Separation Date; provided, however, that such covenants shall apply only so long as Company is not continuously in default of its obligations to Employee hereunder or under any other agreement, covenant or obligation.

         11. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims and is made to buy peace and for no other reason. No action taken by either of the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (i) an admission of the truth or falsity of any claims heretofore made or (ii) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

         12. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

         13. Dispute Resolution. Notwithstanding any provision in this Agreement to the contrary, the dispute resolution process provided in Section 11 of the Employment Agreement shall continue in full force and effect.

         14. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all that may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee's own behalf and on behalf of all whom might claim through Employee to bind them to the terms and conditions of this Agreement.

         15. No Representations. The Parties represent that they have each had the opportunity to consult with an attorney and have carefully read and understand the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement. Without limiting the foregoing, Employee acknowledges and agrees that he has consulted such financial and tax advisors as he has deemed appropriate in connection with the execution and delivery of this Agreement and that he has not relied on any representation or warranty of either the Company or any agent of the Company with respect to the tax effects of this Agreement. The Parties further covenant not to sue each other, or to participate or aid in any suit or proceeding (or to execute, seek to impose, collect or recover upon, or otherwise enforce or accept any

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                                                                    CONFIDENTIAL

judgment, decision, award, warrant or attachment) upon any claim released by them under paragraphs 6, 7, and 8 above.

         16. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either party. The paragraph headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement in any way. All terms used in one number or gender shall be construed to include any other number or gender as the context may require. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement or any amendment or any exhibits thereto. Whenever the words "include," "includes," or "including" are used in the Agreement, they shall be deemed to be followed by the words "without limitation.

         17. Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         18. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company, on the one hand, and Employee on the other, and is the complete, final and exclusive embodiment of their agreements concerning Employee's separation from, and compensation by, the Company and the obligations of each Party to the other. Except as specifically provided herein, this Agreement supersedes and replaces any and all prior and contemporaneous agreements, representations and understandings regarding Employee's employment with, or a termination of Employee's employment with, the Company (including the Employment Agreement). This Agreement is executed without reliance on any promise, warranty or representations by any party or any representative of any party other than those expressly contained in this Agreement. Notwithstanding the provisions of any statutory or common law provision, this Agreement is admissible for purposes of enforcement.

         19. No Oral Modification. This Agreement may not be altered, amended, modified or otherwise changed in any respect or particular except by a writing signed by Employee and a duly authorized officer of the Company.

         20. Governing Law. This Agreement shall be governed by the laws of the State of Illinois, without regard to the conflicts of law principles thereof.

         21. Effective Date. With the exception of the payment obligations provided in subsection 2(a)(i), which obligations are effective upon full execution of this Agreement, this Agreement is effective beginning on the eighth day after it has been signed by both the Company and the Employee (the "Effective Date").

         22. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         23. Reliance. Employee agrees, acknowledges and represents that in deciding to sign this Agreement (i) he has relied upon his own judgment and that of any persons of his own choosing who have provided advice or counsel to him regarding this Agreement; (ii) that he has had a

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                                                                    CONFIDENTIAL

sufficient period of time to consider whether to enter into this Agreement and to consider the terms and provisions of this Agreement; (iii) that no statement made by the Company or any of its agents that is not contained in this Agreement has in any way unduly influenced or coerced Employee to sign this Agreement; and
(iv) that this Agreement is written in a manner that is understandable to Employee and he has read and understood all paragraphs of this Agreement.

         24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing claims as described herein. The Parties acknowledge that:

                           (a)      They have read this Agreement;

                           (b)      They have been represented in the
         preparation, negotiation, and execution of the Agreement by legal counsel of their own choice;

                           (c) They know and understand the terms and consequences of this Agreement and of the releases it contains; and

                           (d) They are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Separation Agreement and Release on the respective dates set forth below.

"COMPANY"                                             INSIGHT ENTERPRISES, INC.,
                                                      a Delaware corporation

Dated: February 25, 2003                              By: /s/ P. Robert Moya
                                                          ----------------------
                                                      Name:   P. Robert Moya

                                                      Title: E.V.P.

"EMPLOYEE"                                            MICHAEL V. WISE

Dated: February 18, 2003                              By: /s/ Michael V. Wise
                                                          ----------------------
                                                          Michael V. Wise

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